Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com
Public Relations Contact
Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE
Adobe’s Cloud Solutions Fuel Strong Financial Results
Creative Cloud and Adobe Marketing Cloud Adoption Accelerates in Q2
SAN JOSE, Calif. - June 17, 2014 - Adobe (Nasdaq:ADBE) today reported financial results for its second quarter of fiscal year 2014 ended May 30, 2014.
Second Quarter Financial Highlights

•	Adobe achieved revenue of $1.07 billion, above the high end of its targeted range of $1.00 billion to $1.05 billion.

•	Adobe exited Q2 with 2 million 308 thousand paid Creative Cloud subscriptions, an increase of 464 thousand when compared to the number of subscriptions as of the end of Q1 fiscal year 2014.

•	Creative Annualized Recurring Revenue (“ARR”) grew to $1.20 billion, and total Digital Media ARR grew to $1.38 billion.

•	Adobe Marketing Cloud quarterly revenue was $283 million, representing 23 percent year-over-year growth.

•	Diluted earnings per share were $0.17 on a GAAP-basis, and $0.37 on a non-GAAP basis.

•	Cash flow from operations was $368 million and deferred revenue grew to a record $929 million.

•	53 percent of Adobe’s Q2 revenue was from recurring sources such as Creative Cloud and Adobe Marketing Cloud.

•	The company repurchased approximately 2.6 million shares during the quarter, returning approximately $166 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adobe’s first-half upside was driven by accelerated adoption of Creative Cloud and Adobe Marketing Cloud”, said Shantanu Narayen, president and chief executive officer, Adobe. “We’re excited about our upcoming product pipeline and expect a strong second half of the year.”
“Our earnings performance in Q2 reflects the financial leverage we have in our model,” said Mark Garrett, executive vice president and chief financial officer, Adobe. “With Adobe’s Creative Cloud transformation behind us, our focus moving forward is to drive strong revenue and earnings growth with our market-leading cloud offerings.”

Adobe to Webcast Earnings Conference Call
Adobe will webcast its second quarter fiscal year 2014 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to future product releases, business momentum, the strength of our cloud business and growth of our revenue and earnings, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, fluctuations in subscription renewal rates, risks associated with cyber-attacks and information security, uncertainty in economic conditions and the financial markets, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2013 ended Nov. 29, 2013 and Adobe’s Quarterly Reports on Form 10-Q issued in fiscal year 2014.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended May 30, 2014, which Adobe expects to file in June 2014.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2014 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Creative Cloud and Adobe Marketing Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	May 30, 2014	May 31, 2013	May 30, 2014	May 31, 2013
Revenue:
Products	$479,247	$644,899	$950,701	$1,320,688
Subscription	476,694	254,521	900,257	478,787
Services and support	112,267	111,129	217,370	218,947
Total revenue	1,068,208	1,010,549	2,068,328	2,018,422

Cost of revenue:
Products	24,499	26,805	51,997	78,787
Subscription	84,147	66,527	160,879	129,107
Services and support	46,258	41,949	90,537	84,071
Total cost of revenue	154,904	135,281	303,413	291,965

Gross profit	913,304	875,268	1,764,915	1,726,457

Operating expenses:
Research and development	209,092	203,097	418,617	412,735
Sales and marketing	426,830	402,208	836,971	800,241
General and administrative	129,138	120,870	268,122	253,723
Restructuring and other charges	(366)	24,992	297	24,994
Amortization of purchased intangibles	13,352	12,792	26,904	25,231
Total operating expenses	778,046	763,959	1,550,911	1,516,924

Operating income	135,258	111,309	214,004	209,533

Non-operating income (expense):
Interest and other income (expense), net	2,563	1,268	5,708	2,514
Interest expense	(17,103)	(17,205)	(33,693)	(34,039)
Investment gains (losses), net	553	(4,245)	144	(3,397)
Total non-operating income (expense), net	(13,987)	(20,182)	(27,841)	(34,922)
Income before income taxes	121,271	91,127	186,163	174,611
Provision for income taxes	32,744	14,581	50,590	32,948
Net income	$88,527	$76,546	$135,573	$141,663
Basic net income per share	$0.18	$0.15	$0.27	$0.28
Shares used to compute basic net income per share	497,931	503,384	497,439	500,996
Diluted net income per share	$0.17	$0.15	$0.27	$0.28
Shares used to compute diluted net income per share	506,687	512,446	508,227	511,535

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	May 30, 2014	November 29, 2013
ASSETS

Current assets:
Cash and cash equivalents	$817,020	$834,556
Short-term investments	2,513,191	2,339,196
Trade receivables, net of allowances for doubtful accounts of $7,929 and $10,228, respectively	531,557	599,820
Deferred income taxes	72,489	102,247
Prepaid expenses and other current assets	180,086	170,110
Total current assets	4,114,343	4,045,929

Property and equipment, net	642,450	659,774
Goodwill	4,773,798	4,771,981
Purchased and other intangibles, net	532,317	605,254
Investment in lease receivable	207,239	207,239
Other assets	102,052	90,121
Total assets	$10,372,199	$10,380,298

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$54,858	$62,096
Accrued expenses	656,940	656,939
Debt and capital lease obligations	609,742	14,676
Accrued restructuring	3,627	6,171
Income taxes payable	13,696	10,222
Deferred revenue	879,109	775,544
Total current liabilities	2,217,972	1,525,648

Long-term liabilities:
Debt and capital lease obligations	896,551	1,499,297
Deferred revenue	49,495	53,268
Accrued restructuring	6,099	7,717
Income taxes payable	139,870	132,545
Deferred income taxes	351,612	375,634
Other liabilities	73,712	61,555
Total liabilities	3,735,311	3,655,664

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,562,682	3,392,696
Retained earnings	6,806,104	6,928,964
Accumulated other comprehensive income	46,642	46,103
Treasury stock, at cost (103,587 and 104,573 shares, respectively), net of reissuances	(3,778,601)	(3,643,190)
Total stockholders' equity	6,636,888	6,724,634
Total liabilities and stockholders' equity	$10,372,199	$10,380,298

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	May 30, 2014	May 31, 2013
Cash flows from operating activities:
Net income	$88,527	$76,546
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	77,653	80,950
Stock-based compensation expense	83,005	73,528
Asset impairment losses	—	23,838
Unrealized investment (gains) losses, net	(352)	4,312
Changes in deferred revenue	47,517	(8,770)
Changes in other operating assets and liabilities	71,186	48,744
Net cash provided by operating activities	367,536	299,148

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(117,967)	(275,455)
Purchases of property and equipment	(27,198)	(46,249)
Purchases and sales of long-term investments, intangibles and other assets, net	(2,767)	(12,735)
Net cash used for investing activities	(147,932)	(334,439)

Cash flows from financing activities:
Purchases of treasury stock	(150,000)	(200,000)
Proceeds from reissuance of treasury stock, net	12,824	184,655
Repayment of debt and capital lease obligations	(3,626)	(7,297)
Excess tax benefits from stock-based compensation	4,875	—
Net cash used for financing activities	(135,927)	(22,642)
Effect of exchange rate changes on cash and cash equivalents	(573)	(2,039)
Net increase (decrease) in cash and cash equivalents	83,104	(59,972)
Cash and cash equivalents at beginning of period	733,916	1,306,382
Cash and cash equivalents at end of period	$817,020	$1,246,410

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	May 30, 2014	May 31, 2013	February 28, 2014
Operating income:

GAAP operating income	$135,258	$111,309	$78,746
Stock-based and deferred compensation expense	83,600	79,624	83,549
Restructuring and other charges	(366)	24,992	663
Amortization of purchased intangibles	31,835	31,359	32,054
Loss contingency	—	—	10,000
Non-GAAP operating income	$250,327	$247,284	$205,012

Net income:

GAAP net income	$88,527	$76,546	$47,046
Stock-based and deferred compensation expense	83,600	79,624	83,549
Restructuring and other charges	(366)	24,992	663
Amortization of purchased intangibles	31,835	31,359	32,054
Investment (gains) losses	(553)	4,245	409
Loss contingency	—	—	10,000
Income tax adjustments	(16,771)	(33,915)	(22,383)
Non-GAAP net income	$186,272	$182,851	$151,338

Diluted net income per share:

GAAP diluted net income per share	$0.17	$0.15	$0.09
Stock-based and deferred compensation expense	0.16	0.16	0.16
Restructuring and other charges	—	0.05	—
Amortization of purchased intangibles	0.06	0.06	0.06
Investment (gains) losses	—	0.01	—
Loss contingency	—	—	0.02
Income tax adjustments	(0.02)	(0.07)	(0.03)
Non-GAAP diluted net income per share	$0.37	$0.36	$0.30

Shares used in computing diluted net income per share	506,687	512,446	508,340

Non-GAAP Results (continued)

Three Months Ended
May 30, 2014
Effective income tax rate:

GAAP effective income tax rate	27.0%
Stock-based and deferred compensation expense	(3.2)
Amortization of purchased intangibles	(1.3)
Income tax adjustments	(1.5)
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, loss contingencies and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.